Exhibit 3.195

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/19/2000 001029355 – 3162159

CERTIFICATE OF FORMATION

OF

CHARTER FIBERLINK – KANSAS, LLC

1. The name of the limited liability company is Charter Fiberlink – Kansas, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Charter Fiberlink – Kansas, LLC this 19th day of January, 2000.

/s/ Colleen M. Hegarty
Colleen M. Hegarty, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/17/2002 020775863 – 3162159

Certificate of Amendment to Certificate of Formation

of

CHARTER FIBERLINK - KANSAS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER FIBERLINK - KANSAS, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on 12/12/02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CHARTER FIBERLINK – KANSAS, LLC

Charter Fiberlink – California, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The named of the Limited Liability Company is Charter Fiberlink – Kansas, LLC.

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name of the Limited Liability Company is changed to Charter Fiberlink - Kentucky, LLC.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized officer or director of the company this 21st day of October 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:35 PM 10/21/2003 FILED 02:30 PM 10/21/2003 SRV 030675191 – 3162159 FILE

State of Delaware Secretary of State Division of Corporations Delivered 11:55 AM 01/15/2009 FILED 11:55 AM 01/15/2009 SRV 090039816 – 3162159 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Charter Fiberlink – Kentucky, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the entity shall be: Charter Fiberlink CCO, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of January, A.D. 2009.

By:	/s/ Richard R. Dykhouse
Authorized Person(s)

Name:	Richard R. Dykhouse, Vice President
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 02:07 PM 12/09/2009 FILED 02:00 PM 12/09/2009 SRV 091082800 – 3162159 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CHARTER FIBERLINK CCO, LLC, and the name of the limited liability company being merged into this surviving limited liability company is CHARTER FIBERLINK, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is CHARTER FIBERLINK CCO, LLC.

FOURTH: The merger is to become effective on December 31, 2009 at midnight EST.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, Saint Louis, Missouri 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 7th day of December, A.D., 2009.

By:	/s/ Richard R. Dykhouse
Authorized Person

Name:	Richard R. Dykhouse
Print or Type

Title:	Vice President, Assoc. GC and Corporate Secretary